Exhibit 14
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the references to our firm under the captions “Financial Statements” and “Financial Highlights” in the Combined Proxy Statement/Prospectus relating to the acquisition of the assets of 1st Source Monogram Diversified Equity Fund by and in exchange for shares of 1st Source Monogram Income Equity Fund (the 1st Source Monogram Funds), and to the incorporation by reference of our report dated May 15, 2006 on the financial statements and financial highlights of the 1st Source Monogram Funds for the year ended March 31, 2006 in the Combined Proxy Statement/Prospectus included in this Registration Statement on Form N-14.
     We also consent to the reference to our firm to the incorporation by reference of our report, dated May 15, 2006, on the financial statements and financial highlights of the 1st Source Monogram Funds included in the Annual Report to the Shareholders for the year ended March 31, 2006 in Post-Effective Amendment No. 120 to Coventry Group’s Registration Statement (Form N-1A, No. 033-44964), as filed with the Securities and Exchange Commission on August 1, 2006, which is incorporated by reference into the Combined Proxy Statement/Prospectus included in this Registration Statement on Form N-14.

/s/ Ernest and Young LLP
Columbus, Ohio
February 22, 2007